UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 18, 2015

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 18, 2015, the Board of Directors of AT&T Inc. (the "Company") approved amendments to the Company's Bylaws (the "Bylaws") to provide proxy access for eligible shareholders.

The amendments added a new Section 9 of Article I of the Bylaws, which permits a shareholder, or group of up to 20 shareholders, owning 3% or more of the Company's outstanding common stock continuously for at least three years to nominate and include in the Company's proxy materials directors constituting up to the greater of two individuals or 20% of the board, provided that such nominating shareholder(s) and nominee(s) satisfy the requirements specified therein. In addition, certain conforming amendments were made to Section 7 of Article I.

This description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Bylaws, which is attached hereto as Exhibit 3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)            Exhibits:

Exhibit No.	Document

3	Bylaws amended December 18, 2015

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: December 18, 2015	By: /s/ Stacey Maris Stacey Maris Senior Vice President and Secretary